APPENDIX A

                         TO THE HERITAGE MUTUAL FUNDS
                    MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3


Heritage Cash Trust:
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       Money Market Fund - Class A, Class B and Class C shares
       Municipal Money Market Fund - Class A shares

Heritage Capital Appreciation Trust - Class A, Class B and Class C shares
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Heritage Growth and Income Trust - Class A, Class B and Class C shares
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Heritage Income Trust:
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       High Yield Bond Fund - Class A, Class B and Class C shares
       Intermediate Government Fund - Class A, Class B and Class C shares

Heritage Series Trust:
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       Core Equity Fund - Class A and Class C shares
       Small Cap Stock Fund - Class A, Class B and Class C shares Value Equity Fund - Class A, Class B and Class C shares
       Growth Equity Fund - Class A Class B and Class C shares
       Mid Cap Growth Fund - Class A, Class B and Class C shares International Equity Fund - Class A, Class B and Class C shares Diversified Growth Fund - Class A, Class B and Class C shares


Dated:  April 3, 2002, as amended November 18, 2004